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                                                        Exhibit 10 (lxviii)

                      HAMILTON BEACH<>PROCTOR-SILEX, INC.
                     LONG-TERM INCENTIVE COMPENSATION PLAN


1.       Purpose of the Plan
         -------------------

         The purpose of the Hamilton Beach/Proctor-Silex, Inc. Long-Term Incentive Compensation Plan (the "Plan") is to further the long-term profits and growth of Hamilton Beach/Proctor-Silex, Inc. (the "Company") by offering long-term incentive to those officers and key management employees of the Company and its Subsidiaries who will be in a position to make significant contributions to such profits or growth. This incentive is in addition to annual compensation and is intended to reflect growth in the value of the Company's stockholders' equity.

2.       Definitions
         -----------
         (a) "Award" means an award of Book Value Appreciation Units granted under the provisions of the Plan.

         (b) "Base Period Price" as to any Book Value Appreciation Unit shall mean an amount determined by the Committee or, if no amount is set by the Committee, the Book Value on the Quarter Date coincident with or immediately preceding the effective date of the Award.

         (c) "Book Value" as to any Book Value Appreciation Unit shall mean an amount determined by the Committee or, if no amount is set by the Committee, as of any date (i) the stockholders' equity (as determined in accordance with generally accepted accounting principles, applied on a consistent basis) allocable to the Common Stock of the Company, as set forth in the consolidated balance sheet of the Company and its Subsidiaries as of the Quarter Date coincident with or immediately preceding such date, divided by (ii) the number of Notional Shares existing as of such Quarter Date; provided, however, that Book Value and/or the number of Notional Shares may be adjusted to such an extent as may be determined by the Committee to preserve the benefit of the arrangement for holders of Book Value Appreciation Units and the Company, if in the opinion of the Committee, after consultation with the Company's independent public accountants, changes in the Company's accounting policies, acquisitions or other unusual or extraordinary items have materially affected the stockholders' equity allocable to the Notional Shares.



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         (d) "Book Value Appreciation Unit" or "Unit" means the right to receive an amount equal to the difference between the Book Value of such Unit and the Base Period Price of such Unit as determined pursuant to the terms and conditions set forth in Section 5.2.

         (e) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors appointed to administer the Plan in accordance with Section 3.

         (f) "Hay Salary Grade" means the salary grade assigned to a Plan participant by the Company.

         (g) "Notional Shares" means the number of assumed shares of Common Stock of the Company as determined by the Committee from time to time in order to implement the purposes of this Plan, and shall equal 15 million shares on the effective date hereof.

         (h) "Quarter Date" shall mean the last day of each fiscal quarter.

         (i) "Subsidiary" means any corporation, partnership or other entity the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company.

3.       Administration
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         This Plan shall be administered by the Committee.  The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of the Plan.





4.       Eligibility
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         Any salaried employee of the Company or any Subsidiary (including any
Subsidiary



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acquired after adoption of this Plan) generally at a Hay salary grade no lower than 1,000, who in the judgment of the Committee occupies an officer or other key management position in which his efforts may significantly contribute to the profits or growth of the Company or a Subsidiary, may be awarded Book Value Appreciation Units. Directors of the Company or any Subsidiary who are not also salaried employees of the Company or any Subsidiary are not eligible to participate in this Plan.

5.       Book Value Appreciation Units
         -----------------------------
         5.1 AWARDS. As to each award of Book Value Appreciation Units, the Committee shall determine and approve (a) the Base Period Price of the Units to be awarded, (b) the target number of Book Value Appreciation Units that may be awarded for each Hay salary grade, (c) the employees to whom Book Value Appreciation Units are to be awarded and (d) the number of Book Value Appreciation Units to be awarded to each individual employee. All Awards under this Plan shall be effective as of the first day of the calendar quarter coincident with or immediately following the time an individual becomes eligible to participate in this Plan as provided in Section 4 hereof. Each Award shall vest and the amount represented thereby shall be payable upon the terms and conditions set forth in Section 5.2. Each individual Award shall be evidenced by a writing in such form as the Committee may determine from time to time, which writing shall not be inconsistent with the terms hereof.

         5.2 Vesting; Payment of Book Value Appreciation Units.
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         (a) An Award vests upon the earlier to occur of (i) ten (10) years from the date of grant (the "Date of Grant"), (ii) the date of a grantee's termination of employment for death, permanent disability or retirement, (iii) the date of a grantee's termination of employment other than for death, disability or retirement, upon a determination by the Committee that extraordinary circumstances exist which warrant such vesting or (iv) the termination of this Plan pursuant to Section 8.
         (b) In the event that part or all of an Award does not vest pursuant to Section 5.2(a), the Book Value appreciation Units represented thereby shall terminate and be forfeited.

         (c) As soon as practicable following the vesting of an Award pursuant to this Section 5.2, the Company shall deliver to the grantee or, if applicable, his heirs or designated beneficiaries, a check in full payment of the amount as of the date of vesting represented by such grantee's Book Value Appreciation Units.



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         (d) The amount payable upon the vesting of an Award shall be the amount represented by the Book Value Appreciation Units which are the subject of the Award, with the Book Value thereof determined by the Committee with reference to the Quarter Date coincident with or immediately preceding the date of vesting of the Award in accordance with the terms of this Section 5.2.

         (e) All payments of Book Value Appreciation Units shall be approved by the Committee. There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company or Subsidiary to such governmental authority for the account of the person entitled to such payment.
         (f) At any time following January 1 of the fifth anniversary of the date of any Award which has not vested under this Plan, a grantee may annually request in writing that the Committee permit the grantee to exercise and receive payment of up to (i) 20% of the number of Book Value Appreciation Units originally granted in such Award if such funds are desired for the purchase of a principal residence for the grantee, payment of medical expenses for the grantee, his spouse or his dependents, or payment of expenses for education of the grantee, his spouse or his dependents, or up to (ii) 10% of the number of Book Value Appreciation Units originally granted in such Award if such funds are desired for any other purpose; provided, however, that such grantee will not receive an Award of any replacement Units with respect to the Units exercised for a period of two years from grantee's receipt of payment; and further provided, however, that replacement Units, if any, awarded under this Plan shall equal no more than the same number of Units which were exercised. A grantee may make any number of requests pursuant to this Section 5.2 (f) so long as (x) no more than one request shall be granted in each calendar year,
(y) no single request is for less than 5% of the total number of Book Value Appreciation Units originally granted in such Award and (z) the total amount paid over the life of the Award pursuant to this Section 5.2(f) does not exceed the amount represented by 40% of the Units originally granted in such Award. The Book Value of any Units exercised pursuant to this Section 5.2(f) shall be determined by the Committee with reference to the Quarter Date coincident with or immediately preceding the date of the grantee's notice.

         5.3 Forfeiture of Book Value Appreciation Units for Cause
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         Notwithstanding anything to the contrary contained in this Plan, in the event a grantee shall intentionally commit an act materially adverse to the interests of the Company or a Subsidiary, and the Board of Directors of the Company or the Committee shall so find, his Awards shall be deemed



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to have terminated at the time of such act and his Book Value Appreciation
Units shall immediately terminate and be forfeited.

6.       Assignability
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         No Award granted to an employee under this Plan shall be transferable by him for any reason whatsoever; provided, however, that the right to the proceeds of an Award which are payable upon vesting pursuant to Section 5.2 may be transferred by will or the laws of descent and distribution.

7.       Adjustment to Awards
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         In the event the Company pays a dividend on its Common Stock to its stockholders, or at any other time, the Committee may, in its discretion, (a) declare payable on the Book Value Appreciation Units granted under this Plan a notional dividend up to an amount equal, on a percentage of equity basis, to the dividend payment made to stockholders or (b) make such other equitable adjustment in the number and value of the Book Value Appreciation Units as the Committee may deem appropriate. In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting the Common Stock of the Company, the number of Book Value Appreciation Units which have been awarded to any employee may be equitably adjusted by the Committee to reflect the change.

8.       Amendment and Termination
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         The Committee may alter, amend or terminate this Plan from time to time; provided, however, that no modification, or amendment of this Plan shall, without the consent of a grantee, affect the rights in an outstanding Award of such grantee; and further provided, however, that upon a termination of this Plan, all outstanding Awards shall vest immediately thereupon, and shall be paid in accordance with Section 5.2.

9.       General Provisions
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         Neither the adoption or operation of this Plan, or any document describing or referring to the Plan, or any part thereof, shall confer upon any employee any right to continue in the employ



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of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company or a Subsidiary might have done if this Plan had not been adopted.

         The provision of the Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         No trust has been created by the Company or any Subsidiary for the payment of Book Value Appreciation Units granted under this Plan; nor have the grantees of Book Value Appreciation Units been granted any lien on any assets of the Company or any Subsidiary to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company, and the grantees hereunder are unsecured creditors of the Company.

         Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

10.      Effective Date.
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         The effective date of this Plan is as of January 1, 1993.






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11.      1993 Special Incentive.
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         In the event that the Company shall equal or exceed its 1993 Annual
Operating Plan target of net income of $8,383,000 (the "Target") for fiscal year 1993, the Base Period Price shall be $9.77 for purposes of calculating all Book Value Appreciation Units which vest at any time following December 31, 1993 for the seven employees of the Company who were (a) participants in the Company's 1992 Long-Term Incentive Compensation Plan and (b) authorized by the Committee to participate in the Plan as of February 25, 1993. If the Company dos not equal or exceed the Target for 1993, this Section 11 shall have no force or effect. Likewise, this Section 11 shall have no force or effect for Plan participants other than the aforementioned seven participants.


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